                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

First Tier Subsidiary:

Alliance Resource Operating Partners, L.P. ("AROP") (98.9999% limited partner interest)


Second Tier Subsidiary:

       Alliance Coal, LLC ("ALLC") (AROP holds a 99.999% non-managing membership interest)


Third Tier Subsidiaries:  (ALLC holds a 100% membership interest in each of the third-tier subsidiaries)

               Alliance Land, LLC
               Alliance Properties, LLC
               Backbone Mountain, LLC
               Excel Mining, LLC
               Gibson County Coal, LLC
               Hopkins County Coal, LLC
               MC Mining, LLC
               Mettiki Coal, LLC
               Mettiki Coal (WV), LLC
               Mt. Vernon Transfer Terminal, LLC
               Pontiki Coal, LLC
               Toptiki Coal, LLC
               Webster County Coal, LLC
               White County Coal, LLC

All of the above entities are formed under the laws of the state of Delaware.